UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 26, 2019

Vaxart, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

290 Utah Ave. Suite 200, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.10 par value	VXRT	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.05.     Costs Associated with Exit or Disposal Activities.

On December 26, 2019, the Board of Directors of Vaxart, Inc. approved a reduction-in-force affecting approximately 50% of our employees, which primarily impacted our manufacturing personnel. We expect to incur approximately $375,000 in severance and termination costs and to complete the reduction-in-force by January 31, 2020.

We plan to prioritize and focus our resources on partnering opportunities, including our norovirus and universal influenza programs, and not on manufacturing capabilities.

Item 4.01.     Changes in Registrant’s Certifying Accountant.

(a) Dismissal of Independent Registered Public Accounting Firm

We dismissed KPMG LLP, or KPMG, as our independent registered public accounting firm on December 31, 2019. The decision to dismiss KPMG was approved by our audit committee.

The report of KPMG on our consolidated financial statements as of and for the years ended December 31, 2018 and 2017 contained no adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principle, except as follows:

The report of KPMG on our consolidated financial statements as of and for the years ended December 31, 2018 and 2017, contained a separate paragraph stating that “the Company has experienced losses and negative cash flows from operations since its inception, has an accumulated deficit, and has debt obligations that raise substantial doubt about its ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.”

During the years ended December 31, 2018 and December 31, 2017, and the subsequent interim period from January 1, 2019 through December 31, 2019, (1) there were no disagreements (as that term is used in Item 304(a)(1)(iv) of Regulation S-K and the related instructions) between us and KPMG on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference thereto in its report on our consolidated financial statements for the years ended December 31, 2018 and 2017, and (2) there were no “reportable events” as such term is defined in Item 304(a)(1)(v) of Regulation S-K, except for the material weaknesses identified in our internal control over financial reporting related to our lack of consistent processes to appropriately perform effective and timely review of account reconciliations and non-routine transactions.

We have provided KPMG with a copy of the disclosures set forth in this Current Report on Form 8-K and have requested that KPMG furnish a letter addressed to the U.S. Securities Commission stating whether or not KPMG agrees with the statements related to KPMG made by us in this Current Report on Form 8-K. A copy of that letter is filed as Exhibit 16.1 to this Current Report on Form 8-K.

(b) Newly Appointed Independent Registered Public Accounting Firm

We appointed OUM & Co. LLP, or OUM, as our independent registered public accounting firm on December 31, 2019 to audit our financial statements for the year ended December 31, 2019. The decision to change our independent registered public accounting firm was approved by our audit committee.

During the years ended December 31, 2018 and December 31, 2017, and the subsequent interim period from January 1, 2019 through December 31, 2019, preceding our appointment of OUM, as our independent registered public accounting firm, we did not consult with OUM, on matters that involved the application of accounting principles to a specified transaction, the type of audit opinion that might be rendered on our financial statements or any other matter that was either the subject of a disagreement or reportable event.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

16.1                 Letter to the U.S. Securities Exchange Commission, dated January 2, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Vaxart, Inc.

Date: January 2, 2020	By:	/s/ Wouter W. Latour, M.D.
Name: Wouter W. Latour, M.D.
Title: President and Chief Executive Officer